Exhibit 21.1

URANIUM RESOURCES, INC.

Subsidiaries of the Registrant

Subsidiary Name	Jurisdiction	Ownership
Anatolia Resources Limited	Australia	100% by Uranium Resources, Inc.
Anatolia Uranium (BVI) Ltd	British Virgin Islands	100% by Anatolia Resources Limited
Constellres Ltd	Cyprus	100% by Anatolia Resources Limited
Anatolia Uranium Pty Ltd	Australia	35% by Anatolia Energy Limited; 65% by Anatolia Uranium (BVI) Limited
Mozawl Mining	Mauritius	80% by Anatolia Resources Limited
Adur Madencilik Limited STI	Turkey	100% by Anatolia Uranium Pty Ltd
URI, Inc.	Delaware	100% by Uranium Resources, Inc.
Hydro Resources, Inc. (d/b/a HRI, Energy, Inc.)	Delaware	100% by URI, Inc.
URI Minerals, Inc.	Delaware	100% by Uranium Resources, Inc.
Hydro Restoration Corporation	Delaware	100% by Uranium Resources, Inc.
Belt Line Resources, Inc.	Texas	100% by Uranium Resources, Inc.
Uranco, Inc.	Delaware	100% by Uranium Resources, Inc.
HRI-Churchrock, Inc.	Delaware	100% by Uranium Resources, Inc.
URI Neutron Holdings I, Inc.	Delaware	100% by Uranium Resources, Inc.
URI Neutron Holdings II, Inc.	Delaware	100% by URI Neutron Holdings I, Inc.
Neutron Energy, Inc.	Nevada	100% by URI Neutron Holdings II, Inc.
Cibola Resources LLC	Delaware	100% by Neutron Energy, Inc.